4Q 2023 Preliminary Results Exhibit 99.2 Ally Financial Inc. 4Q 2023 Earnings Review January 19, 2024 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

4Q 2023 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

4Q 2023 Preliminary Results GAAP and Core Results: Annually 2023 2022 2021 2020 2019 ($ millions, except per share data) GAAP net income attributable to common shareholders (NIAC) $ 910 $ 1,604 $ 3,003 $ 1,085 $ 1,715 (1)(2) $ 930 $ 1,929 $ 3,146 $ 1,141 $ 1 ,472 Core net income attributable to common shareholders GAAP earnings per common share (EPS) (diluted, NIAC) $ 2.98 $ 5.03 $ 8.22 $ 2.88 $ 4.34 (1)(2) Adjusted EPS $ 3.05 $ 6.06 $ 8.61 $ 3.03 $ 3.72 Return on GAAP common shareholders' equity 8.3% 13.3% 20.2% 7.7% 12.4% (1)(2) 11.5% 20.5% 24.3% 9.1% 12.0% Core ROTCE GAAP common shareholders' equity per share $ 37.83 $ 35.20 $ 4 3.58 $ 39.24 $ 3 8.51 (1)(2) $ 3 3.34 $ 29.96 $ 3 8.73 $ 36.05 $ 3 5.06 Adjusted tangible book value per share (Adjusted TBVPS) Efficiency ratio 62.9% 55.6% 50.1% 57.3% 53.6% (1)(2) 53.8% 47.0% 43.7% 50.3% 47.4% Adjusted efficiency ratio GAAP total net revenue $ 8 ,214 $ 8,428 $ 8,206 $ 6 ,686 $ 6 ,394 (1)(2) $ 8 ,155 $ 8,685 $ 8 ,381 $ 6,692 $ 6 ,334 Adjusted total net revenue (1)(2) $ 3 ,051 $ 3 ,741 $ 4,096 $ 2 ,853 $ 2,965 Pre-provision net revenue (1)(2) $ 3 ,209 $ 4 ,075 $ 4 ,271 $ 2,909 $ 2 ,905 Core pre-provision net revenue Effective tax rate 5.6% 26.8% 20.5% 23.2% 12.5% (1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre- provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. (2) Non-GAAP financial measure – see pages 35 – 37 for definitions. 3

4Q 2023 Preliminary Results GAAP and Core Results: Quarterly 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 ($ millions, except per share data) GAAP net income attributable to common shareholders (NIAC) $ 49 $ 269 $ 301 $ 291 $ 251 (1)(2) Core net income attributable to common shareholders $ 137 $ 252 $ 291 $ 250 $ 327 GAAP earnings per common share (EPS) (diluted, NIAC) $ 0.16 $ 0.88 $ 0.99 $ 0.96 $ 0.83 (1)(2) Adjusted EPS $ 0.45 $ 0.83 $ 0.96 $ 0.82 $ 1.08 Return on GAAP common shareholders' equity 1.8% 9.9% 10.8% 10.8% 9.7% (1)(2) 6.9% 12.9% 13.9% 12.5% 17.6% Core ROTCE GAAP common shareholders' equity per share $ 3 7.83 $ 3 4.81 $ 37.16 $ 36.75 $ 35.20 (1)(2) Adjusted tangible book value per share (Adjusted TBVPS) $ 3 3.34 $ 2 9.79 $ 3 2.08 $ 3 1.59 $ 2 9.96 Efficiency ratio 68.5% 62.6% 60.1% 60.3% 57.5% (1)(2) 55.7% 52.1% 51.7% 55.8% 50.6% Adjusted efficiency ratio GAAP total net revenue $ 2,067 $ 1,968 $ 2,079 $ 2,100 $ 2 ,201 (1)(2) Adjusted total net revenue $ 2 ,006 $ 2 ,036 $ 2 ,066 $ 2,047 $ 2 ,163 (1)(2) $ 651 $ 736 $ 830 $ 834 $ 935 Pre-provision net revenue (1)(2) $ 777 $ 834 $ 817 $ 781 $ 954 Core pre-provision net revenue Effective tax rate -20.3% -29.8% 18.4% 17.5% 37.5% (1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre- provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. (2) Non-GAAP financial measure – see pages 35 – 37 for definitions. 4

4Q 2023 Preliminary Results

Purpose-Driven Culture

Strong leadership team in place to continue to advance our 'LEAD' Core Values and 'Do It Right' Culture

L — Look externally
Strive to meet and exceed the needs of our customers

E — Execute with excellence
Continuously improve with an intense focus on excellence

A — Act with professionalism
Operate with integrity and embrace diversity and inclusion

D — Deliver results
Lead the charge to win for our customers and company

Customer centric focus and investing in our culture...

- 11M+ Total Customers(1)
- 88% Bank Customer Satisfaction(2)
- 380+ Million Digital Interactions(3)

...Driving purpose and a sense of belonging...

- '23 Fortune 100 Best Companies to Work For
- America's Best Large Employers '23 (Forbes)
  Best Employers for Women '23 (Forbes)
- '23 Top 50 Companies for Diversity (DiversityInc)

... Delivering long-term value for all stakeholders

- 60,000+ Volunteer Hours
- 50-50 Media Spend Pledge
- 5th Annual Moguls in the Making

See page 39 for footnotes.

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4Q 2023 Preliminary Results

2023 Full-Year Highlights

$2.98	$3.05	8.3%	11.5%	$8.2B	$8.2B	3.35%	10.69%
GAAP EPS	Adj. EPS[1]	Return on Common Equity	Core ROTCE[1]	GAAP Net Revenue	Adj. Total Net Revenue[1]	NIM (ex. OID)[2]	Est. Retail Originated Yield[3]

4Q Notable Items

- Reached agreement to sell Ally Lending; CET1 benefit of ~15bps at closing in 1Q '24, accretive to EPS and tangible book value
- Deconsolidated $1.7 billion of seasoned retail auto loans generating 9bps of CET1 benefit
- Headcount actions announced in 3Q have been realized driving $80 million of annualized expense savings
- FDIC special assessment fee of $38 million, among the lowest in the industry given the composition of the deposit base

FY Operational Highlights

Dealer Financial Services

- 13.8 million consumer auto applications driving $40 billion of origination volume
- Retail auto originated yield[3] of 10.7% with nearly 40% of volume within highest credit quality tier
- 177bps full-year retail auto net-charge-offs, in-line with full-year guidance
- Insurance earned premiums of $1.3 billion, highest since IPO

Consumer & Commercial Banking[4]

- $142 billion of retail deposits from 3.0 million retail deposit customers; $155 billion total deposits
- 1.2 million active credit cardholders; balanced approach to growth with compelling return profile
- Corporate Finance HFI portfolio of $10.9 billion; 25% ROE in '23, with less than 1% of loans in nonaccrual status

(1) Non-GAAP financial measure. See pages 35 - 37 for definitions.
(2) Calculated using a Non-GAAP financial measure. See pages 35 – 37 for definitions.
(3) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 38 for details.
(4) Consumer and Commercial Banking activity is within 'Corporate and Other' and 'Corporate Finance' businesses.
Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point of sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest.

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4Q 2023 Preliminary Results

Established, Market Leading Franchises

Proven scale and consistent through the cycle approach

Dealer Financial Services

22K Dealer Relationships	**13.8M** Consumer Applications	**$40B** Consumer Originations	**$1.3B** Insurance Earned Premiums
Strong Dealer Engagement	Over $400 Billion of Loan & Lease Volume Decisioned	Leading Auto Finance Provider in Prime and Used	Strengthening Dealer Value Proposition & Deepening Relationships

High-quality, engaged consumer deposits portfolio

Ally Bank

3M+ Retail Deposit Customers	**$142B** Retail Deposit Balances	**1M+** Deposit Customers	**97%** Customer Retention(1)
Record Customer Growth (↑359k)	92% FDIC Insured	Using Smart Savings Tools, Ally Invest, Direct Debit or Direct Deposit	Industry Leading

(1) *See page 38 for details.*

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4Q 2023 Preliminary Results Total Net Revenue Revenue expansion and diversification Net Financing Revenue | Other Revenue 76% increase since 2014 Revenue from Insurance, Corporate Finance and Credit Card $1.3B $1.3B $1.7B $2.4B 8

4Q 2023 Preliminary Results Net Interest Margin Transformation of balance sheet driving higher NIM (1) NIM (ex. Core OID) Earning Asset EAY: 4.42% EAY: 4.55% EAY: 4.49% EAY: 5.46% EAY: 7.02% Yield (EAY) Cost of Funds CoF: 1.98% CoF: 1.91% CoF: 1.97% CoF: 1.71% CoF: 3.92% (1) (ex. Core OID) 0.25% 5.20% Structurally higher NIM profile driven by Avg. FF Avg. FF transformation on both sides of the balance sheet Funding Profile Monthly Data 2014-2023 12% Secured, Unsecured, FHLB & Other ~60% reduction in unsecured since 2014 88% 59% 41% Deposits Stable, Sticky, and Efficient 2023 2014 (1) Calculated using a Non-GAAP financial measure. See pages 35 – 37 for definitions. 9

4Q 2023 Preliminary Results

Funding and Liquidity

Core funded with stable deposits and strong liquidity position

Funding Composition

(End of Period)

Unsecured Debt
FHLB / Other
Secured Debt
Total Deposits



44%
62%
85%
88%
2014
2017
2020
2023

Loan to Deposit Ratio[1]

2014	2017	2020	2023
205%	141%	94%	98%

(1) Total loans and leases divided by total deposits.

Total Available Liquidity

($ billions)

Cash and Equivalents
FHLB Unused Pledged Borrowing Capacity
FRB Discount Window Pledged Capacity
Unencumbered Highly Liquid Securities



$24.9
$5.0
$6.5
$1.9
$7.9
$21.7
$3.8
$1.7
$1.9
$10.6
$51.3
$14.9
$8.9
$2.1
$24.8
$63.5
$6.5
$10.3
$26.0
$20.6
2014
2017
2020
2023

Available Liquidity vs. Uninsured Deposits

2014	2017	2020	2023
5.9x	2.3x	4.1x	5.5x

Note: Excludes estimated incremental funding capacity if securities were pledged to Bank Term Funding Program at par relative to market value (~$1.7B).

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4Q 2023 Preliminary Results Capital Optimization Continuing to optimize capital across all areas of the business • Sale reflects overall strategy to invest resources in growing scale businesses and strengthening relationships with consumer and dealer customers Reached Agreement to • Expected to close in the first quarter of 2024 and generate approximately 15bps of CET1 Sell Ally Lending • Resulted in loss on sale of $101 million after-tax, driven by the write down of goodwill • Deconsolidated $1.7 billion of seasoned retail auto loans in 4Q ‘23 Deconsolidation – Loans primarily made up of 2022 vintage with 7.3% yield of Retail Auto Loans – Transactions drove 9bps CET1 benefit in 4Q ‘23 • Reduced 2023 RWA by $4B through targeted curtailments across retail auto and unsecured • Workforce reduction in 2H ’23 driving $80 million of annual savings Ongoing Capital • Generated $100 million of capital through tax planning strategies Optimization • No reinvestment in investment securities and minimal HFI mortgage volume since 2022 • Transferred $3.6 billion of Non-Agency MBS from AFS to HTM in 4Q ‘23 – Securities do not qualify as contingent liquidity 11

4Q 2023 Preliminary Results 4Q and Full-Year 2023 Financial Results Consolidated Income Statement 4Q 23 3Q 23 4Q 22 2023 2022 ($ millions, except per share data) Net financing revenue $ 1,493 $ 1,533 $ 1,674 $ 6,201 $ 6,850 (1) Core OID 13 12 11 48 42 (1) Net financing revenue (ex. Core OID) 1,506 1,545 1,685 6,249 6,892 Other revenue 574 435 527 2,013 1,578 (2) (74) 56 (49) (107) 215 Repositioning and change in fair value of equity securities (1) 500 491 478 1,906 1,793 Adjusted other revenue Provision for credit losses 587 508 490 1,968 1,399 Memo: Net charge-offs 623 456 390 1,887 952 Memo: Provision build / (release) (36) 52 100 81 447 (3) (16) - - (16) - Ally Lending Repositioning items (1) 603 508 490 1,984 1,399 Adjusted provision for credit losses Noninterest expense 1,416 1,232 1,266 5,163 4,687 (2) FDIC Special Assessment 38 30 57 68 77 Repositioning items (3) $133M pre-tax impact from 149 - - 149 - Ally Lending Repositioning items provision release and (1) 1,229 1,202 1,209 4,946 4,610 Adjusted noninterest expense write-down of goodwill Pre-tax income $ 64 $ 228 $ 445 $ 1 ,083 $ 2 ,342 Income tax expense / (benefit) (13) (68) 167 61 627 Net loss from discontinued operations (1) - - (2) (1) Net income $ 76 $ 296 $ 278 $ 1,020 $ 1,714 Preferred stock dividends 27 27 27 110 110 Net income attributable to common stockholders $ 49 $ 269 $ 251 $ 910 $ 1,604 $ - GAAP EPS (diluted) $ 0.16 $ 0.88 $ 0.83 $ 2 .98 $ 5 .03 (1) Core OID, net of tax 0 .03 0 .03 0.03 0.13 0.10 (2) Change in fair value of equity securities, net of tax (0.19) 0.14 (0.13) (0.28) 0.53 (2) 0 .10 0.08 0.15 0.18 0 .19 Repositioning, discontinued ops., and other, net of tax (3) FDIC Special Assessment 0 .34 - - 0.34 - Repositioning items (Ally Lending) Significant discrete tax items - (0.31) 0.20 (0.31) 0 .19 Provision release and (1) write-down of goodwill $ 0 .45 $ 0.83 $ 1.08 $ 3 .05 $ 6 .06 Adjusted EPS (1) Non-GAAP financial measure. See pages 35 – 37 for definitions. (2) Contains Non-GAAP financial measures and other financial measures. See pages 35 – 38 for definitions. (3) Repositioning items related to pending sale of Ally Lending. Contains Non-GAAP financial measures and other financial measures. See pages 35 – 38 for definitions. Note: Repositioning items excluding Ally Lending represent FDIC special assessment fee in 4Q ’23, costs associated with restructuring in 3Q ’23 and cost associated with termination of legacy qualified pension plan in 2022. 12

4Q 2023 Preliminary Results

Balance Sheet and Net Interest Margin

($ millions)	4Q 23 Average Balance	4Q 23 Yield	3Q 23 Average Balance	3Q 23 Yield	4Q 22 Average Balance	4Q 22 Yield	2023 Average Balance	2023 Yield	2022 Average Balance	2022 Yield
Retail Auto Loans	$ 84,711	8.98%	$ 85,131	8.90%	$ 83,781	7.98%	$ 84,393	8.80%	$ 81,035	7.19%
Memo: Impact from hedges		0.55%		0.74%		0.61%		0.77%		0.18%
Auto Leases (net of depreciation)	9,415	6.24%	9,817	7.00%	10,546	6.02%	9,941	6.93%	10,656	6.41%
Commercial Auto	21,808	7.14%	20,530	7.11%	17,283	5.91%	20,184	6.96%	16,462	4.45%
Corporate Finance	10,787	9.70%	10,309	9.54%	10,181	7.78%	10,486	9.34%	8,974	6.09%
Mortgage[1]	18,788	3.21%	19,028	3.20%	19,876	3.17%	19,188	3.22%	19,218	3.06%
Consumer Other - Ally Lending[2]	2,167	9.86%	2,201	9.94%	1,904	10.37%	2,130	9.94%	1,508	11.31%
Consumer Other - Ally Credit Card	1,925	22.02%	1,826	22.39%	1,486	21.75%	1,769	22.04%	1,216	20.54%
Cash and Cash Equivalents	7,571	4.72%	8,308	4.73%	4,129	2.94%	7,261	4.57%	3,886	1.38%
Investment Securities & Other[3]	29,784	3.66%	30,769	3.53%	32,513	2.89%	31,264	3.34%	34,778	2.46%
Earning Assets	**$ 186,956**	**7.22%**	**$ 187,920**	**7.14%**	**$ 181,698**	**6.24%**	**$ 186,616**	**7.02%**	**$ 177,733**	**5.46%**
Total Loans and Leases[3]	149,978	8.04%	149,248	8.02%	145,438	7.08%	148,494	7.91%	139,450	6.32%
Deposits[4]	$ 153,672	4.19%	$ 153,526	4.04%	$ 148,485	2.53%	$ 153,087	3.81%	$ 143,180	1.39%
Unsecured Debt	9,796	7.10%	10,778	6.40%	9,600	6.03%	10,388	6.49%	9,175	6.00%
Secured Debt	2,279	5.15%	3,120	6.81%	1,917	4.73%	2,708	5.96%	1,386	5.77%
Other Borrowings[5]	8,572	3.79%	7,365	3.23%	9,934	2.80%	7,513	3.23%	10,414	2.29%
Funding Sources	**$ 174,319**	**4.35%**	**$ 174,789**	**4.21%**	**$ 169,936**	**2.77%**	**$ 173,696**	**3.97%**	**$ 164,155**	**1.74%**
NIM (as reported)	**3.17%**		**3.24%**		**3.65%**		**3.32%**		**3.85%**	
Core OID[6]	$ 799	6.35%	$ 812	6.02%	$ 847	5.17%	$ 817	5.92%	$ 862	4.84%
NIM (ex. Core OID)[6]	**3.20%**		**3.26%**		**3.68%**		**3.35%**		**3.88%**	

(1) *Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment.*

(2) *Unsecured lending from point-of-sale financing. Moved to Assets of Operations Held-For-Sale (HFS) on 12/31/23.*

(3) *Includes Community Reinvestment Act and other held-for-sale (HFS) loans.*

(4) *Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits).*

(5) *Includes FHLB borrowings and Repurchase Agreements.*

(6) *Calculated using a Non-GAAP financial measure. See pages 35 – 37 for definitions.*

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4Q 2023 Preliminary Results

Capital

- **4Q '23 CET1 ratio of 9.4% and TCE / TA ratio of 5.5%[1]**
  - Closing of Ally Lending sale in early 2024 adds ~15bps of CET1
- **$3.8B of CET1 capital above FRB requirement of 7.0% (Regulatory Minimum + SCB)**
  - 9.0% internal operating target
- **Executed several capital management actions in 4Q '23**
  - Reached agreement to sell Ally Lending
  - Deconsolidated $1.7B of retail auto loans from balance sheet
  - Transferred $3.6B of securities from AFS to HTM
- **Announced 1Q '24 common dividend of $0.30 per share**

Capital Ratios and Risk-Weighted Assets

($ billions)



12.2%
12.5%
12.5%
12.5%
12.4%
Total Capital Ratio
10.7%
10.7%
10.7%
10.7%
10.8%
Tier 1 Ratio
9.3%
9.2%
9.3%
9.3%
9.4%
CET1 Ratio
$157
$158
$159
$161
$162
Risk Weighted Assets
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 38.

Adjusted Tangible Book Value Per Share[1]



100% increase since 2014
$46
(ex. OCI)(1)
$13
OCI Impact(2)
$23
$28
$36
$33
2014
2017
2020
2023
End of Period Shares Outstanding:
480M
437M
375M
302M

(1) *Contains a Non-GAAP financial measure. See pages 35 – 37 for definitions.*

(2) *Prior period OCI impacts are not material to Adjusted Tangible Book Value per Share and therefore not shown.*

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4Q 2023 Preliminary Results Asset Quality: Key Metrics (1) (1) Consolidated Net Charge-Offs (NCOs) Net Charge-Off Activity ($ millions) 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 Annualized Retail Auto $ 347 $ 351 $ 277 $ 393 $ 470 NCO Rate Commercial Auto - - 4 - 19 Mortgage Finance - - - - - Corporate Finance - - 56 (3) 48 NCOs ($M) Ally Lending 26 30 27 29 36 Ally Credit Card 19 29 36 39 52 (2) Corp/Other (2) (1) (1) (2) (2) Total $ 390 $ 409 $ 399 $ 456 $ 623 (2) Corp/Other includes legacy Mortgage HFI portfolio. Note: Ratios exclude loans measured at fair value and loans held for sale ex. Ally Lending. See page 38 for definition. (1) Retail Auto Net Charge-Offs (NCOs) Retail Auto Delinquencies 4.38% excluding impact from retail auto loan sales 30+ DPD Delinquency Rate Annualized 60+ DPD NCO Rate Delinquency Rate 60+ Delinquent Contracts NCOs ($M) ($M) (1) Excludes write-downs from retail auto loan sales and pending Ally Lending sale. 15 Notes: [1] Includes accruing contracts only [2] Days Past Due (“DPD”).

4Q 2023 Preliminary Results

Asset Quality: Coverage and Reserves

Consolidated Coverage

($ billions)



QoQ decrease driven by change in portfolio mix, including sale of Ally Lending
2.03%
2.72%
2.74%
2.72%
2.73%
2.57%
Reserve (%)
$2.6
$3.7
$3.8
$3.8
$3.8
$3.6
Reserve ($)
CECL Day 1
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Retail Auto Coverage

($ billions)



3.62% ex. impacts from retail auto loan sales
3.34%
3.60%
3.60%
3.62%
3.62%
3.65%
Reserve (%)
$2.4
$3.0
$3.0
$3.1
$3.1
$3.1
Reserve ($)
CECL Day 1
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Consolidated QoQ Reserve Walk

($ millions)

3Q '23 Reserve	1 Net Charge-off Activity	2 Δ In Portfolio Size (ex. Loan Sale + Ally Lending)	3 Retail Auto Loan Sale + Ally Lending	4 All Other	4Q '23 Reserve
$3,837	($623) 4Q '23 NCOs $623 Replenished	$ 37 Loan Growth	($215) Reduction of allowance ($41 related to retail auto loan sales and $174 related to pending Ally Lending sale)	($72) Reflects changes in specific reserves and macroeconomic variables	$3,587

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4Q 2023 Preliminary Results Retail Auto Credit Performance 2023 NCOs in-line with guide (1.8%); seasonally adjusted NCOs to peak in first half of 2024 • Full year 2023 NCO rate of 1.77%; 4Q NCOs at low-end of 2.2% - 2.4% guide driven by stable flow-to-loss rates and strong front book performance, partially offset by softer used vehicle values • 1H ‘24 NCO rates expected to be impacted by ↓ used vehicle values, ↑ unemployment and peak losses on 2H ‘22 vintage (~18 mos. on book), partially offset by strong front book performance – Used vehicle values ↓ ~5% in 1H ‘24; unemployment peaking at 4.4% – Year-over-year change in 30+ day delinquency rates ↓ four quarters in a row – ‘23 vintage 30+ day DQs currently outperforming ‘22 vintage and continues to improve with each additional month on book • Recent originations contain a higher mix of loans from the highest credit tier (2Q ‘23 and forward), supporting lower seasonally adjusted NCOs in 2H ‘24 as 2023 vintages reach peak loss (1) (1) Retail Auto Portfolio Mix by Vintage Change in YoY 30-Day DQ Rates 30+ Day DQs by Vintage 2022 | 2023 0.82% excluding impact from retail auto loan sales MO. 12 2023 2024 2022 2023 MO. 7 2022 ‘21 and ‘21 and Prior Prior 4Q ‘23 4Q ‘24 Months 17 (1) Includes accruing contracts only

4Q 2023 Preliminary Results Used Vehicle Value Outlook Used vehicle values expected to decline through first half of 2024 • Ally Used Vehicle Value Index is ↓ 26% vs. the Dec. ‘21 peak, with an additional ~5% ↓ assumed in 2024 – Expect decline in the first half of 2024, followed by stabilization in 2H 2024 and beyond • Expect used vehicle values to stabilize in 2025 following three years of declines (2022 – 2024) – Lower production in 2020 – 2022 will lead to constrained used supply over the next several years and is expected to provide structural support for used vehicle values over the medium-term Ally Used Vehicle Value Index (AUVI) Used Industry Volume Inflow 3-year-old vehicles, adjusted for seasonality, mix, mileage, and MSRP inflation (# in millions of units) End of Period Used supply ↓ 26% ↓ 16% from peak Source: Manheim, Cox Automotive 18

4Q 2023 Preliminary Results Auto Finance: Agile Market Leader # # # # Leading 1 1 1 1 Prime Auto Bank Floorplan Bank Retail Auto Dealer Satisfaction Insurance Provider (1) (2) (3) (4) Lender Lender Loan Outstandings J.D. Power Award (F&I, P&C Products) Consumer Applications and Approval Rate Auto Balance Sheet Trends ($ billions; EoP, HFI only) Total Consumer Auto Lease Consumer Applications Retail Commercial Approval Rate Auto Consumer Originations Consumer Origination Mix ($ billions; % of $ originations) (% of $ originations) Retail Weighted Avg. FICO Lease New Other Non-OEM (5) Franchised Other OEM Franchised Used Stellantis Nonprime % of Total Retail GM 19 See page 39 for footnotes.

4Q 2023 Preliminary Results

Auto Finance

- **Auto pre-tax income of $294 million**
  - Pre-tax income down YoY, primarily driven by lower net loss performance in prior year period
  - Provision expense up QoQ driven by seasonal trends
  - Net financing revenue up YoY as strength in portfolio yield more than offsets higher funding cost
- **Estimated retail originated yield of 10.81%, up 124bps YoY**
  - Continued strength in retail auto originated yields driven by record application flow and an accommodative origination environment
  - Portfolio migration driving retail auto portfolio yields ↑ 100bps YoY, with continued momentum over the medium term driven by strength in fixed rate pricing

		Inc / (Dec) v.	
Key Financials ($ millions)	**4Q 23**	**3Q 23**	**4Q 22**
Net financing revenue	$ 1,330	$ (30)	$ 5
Total other revenue	82	3	(10)
Total net revenue	1,412	(27)	(5)
Provision for credit losses	492	48	116
Noninterest expense[(1)]	626	8	22
Pre-tax income	$ 294	$ (83)	$ (143)
Auto earning assets (EOP)	$ 116,932	$ 557	$ 3,795
Key Statistics			
Remarketing gains *($ millions)*	$ 37	$ (20)	$ 6
Average gain per vehicle	$ 1,422	$ (522)	$ (54)
Off-lease vehicles terminated *(# units)*	26,237	(3,247)	5,318
Application volume *(# thousands)*	3,321	(353)	455

Retail Auto Yield Trends



S-tier Origination Mix
31%
30%
40%
41%
43%
Estimated Originated Yield(2)
9.57%
10.91%
10.39%
10.68%
10.81%
Portfolio Yield
7.98%
8.49%
8.81%
8.90%
8.98%
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Portfolio Yield ex. Hedge:

4Q 22	1Q 23	2Q 23	3Q 23	4Q 23
7.37%	7.66%	7.87%	8.16%	8.43%

Lease Portfolio Trends



Lessee & Dealer Buyout %
79%
76%
76%
76%
67%
Remarketing Gains ($ millions)
$31
$47
$70
$57
$37
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Avg. Gain / Unit

4Q 22	1Q 23	2Q 23	3Q 23	4Q 23
$1,476	$1,932	$2,335	$1,944	$1,422

(2) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 38 for details.
For additional footnotes see page 39.

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4Q 2023 Preliminary Results

Insurance

- **Insurance pre-tax income of $129 million and core pre-tax income of $62 million(1)**
  - $339 million of earned premiums, representing highest quarter since IPO
  - Insurance losses of $93 million, up $30 million YoY driven by portfolio growth including higher insured values, GAP losses and higher weather losses
- **Written premiums of $333 million, up 17% YoY**
  - Continued success in expanding all-in dealer value proposition by deepening relationships through comprehensive suite of combined Ally offerings
  - P&C premiums increasing from growing inventory and growth in other dealer products
  - F&I growth driven by higher volume in Canada and other US ancillary products

		Inc / (Dec) v.	
Key Financials ($ millions)	**4Q 23**	**3Q 23**	**4Q 22**
Premiums, service revenue earned and other income	$ 339	$ 15	$ 34
VSC losses	36	(3)	3
Weather losses	3	(19)	5
All other losses	54	8	22
Losses and loss adjustment expenses	93	(14)	30
Acquisition and underwriting expenses(2)	228	(3)	5
Total underwriting income / (loss)	18	32	(1)
Investment income and other	111	113	29
Pre-tax income	$ 129	$ 145	$ 28
Change in fair value of equity securities(3)	(67)	(114)	(18)
Core pre-tax income(1)	$ 62	$ 31	$ 10
Total assets (EOP)	$ 9,081	$ 345	$ 422
Key Statistics - Insurance Ratios	**4Q 23**	**3Q 23**	**4Q 22**
Loss ratio	27.6%	33.0%	20.6%
Underwriting expense ratio	67.2%	71.3%	73.0%
Combined ratio	94.8%	104.3%	93.6%

Insurance Losses

($ millions)


$63
$13
$5
$14
$33
$88
$11
$10
$17
$14
$36
$134
$15
$12
$18
$51
$38
$107
$16
$9
$21
$22
$39
$93
$17
$10
$27
$3
$36
Other
GAP
P&C non-weather
Weather
VSC
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Insurance Written Premiums

($ millions)


$285
$67
$218
$307
$75
$232
$299
$49
$250
$335
$74
$261
$333
$89
$244
P&C Premium
F&I Premium
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

(1) *Non-GAAP financial measure. See pages 35 – 37 for definitions.*
For additional footnotes see page 39.

Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products.

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4Q 2023 Preliminary Results

Ally Bank: Deposit and Customer Trends

#1	$142B	92%	$5B	3M	97%
Largest All-Digital, Direct U.S. Bank[1]	Retail Deposit Balances	FDIC Insured	FY '23 Growth (Balances ↑ Every Quarter)	Ally Bank Deposit Customers	Customer Retention[2]

- **Total deposits of $154.7 billion, up $2.4 billion YoY**
  - Retail deposits of $142.3 billion, up $4.6 billion YoY and $2.2 billion QoQ
  - Total deposits up YoY driven by higher retail balances
- **3 million retail deposit customers, up 13% YoY**
  - Record growth in net retail deposit customers of 359 thousand in 2023
  - Nearly 300 thousand multi-product bank customers

Total Deposits: Retail & Brokered

($ billions; EoP)



2.45%
3.16%
3.68%
4.00%
4.15%
Avg. Retail Portfolio Interest Rate
$152.3
$154.0
$154.3
$152.8
$154.7
$14.6
$15.5
$15.4
$12.7
$12.4
Brokered / Other
$137.7
$138.5
$139.0
$140.1
$142.3
Retail
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Note: Brokered / Other includes sweep deposits, mortgage escrow and other deposits.

Net Growth in Retail Deposit Customers

(# in thousands)



85k
126k
86k
95k
52k
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Ally Bank: Multi-product Relationship Customers

Deposit customers with an Ally Invest, Ally Home or Ally Credit Card relationship

(# in thousands)



93
103
114
133
149
161
172
193
209
209
221
229
237
235
256
267
276
287
299
2Q 19
4Q 19
2Q 20
4Q 20
2Q 21
4Q 21
2Q 22
4Q 22
2Q 23
4Q 23

See page 39 for footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest.

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4Q 2023 Preliminary Results

Ally Credit Card

DTC product offering with compelling return profile despite elevated losses

- **Digital first, customer centric approach with attractive risk-adjusted return profile**
  - Focused on growing and deepening customer relationships responsibly
  - Legacy offering aligned well with traditional auto finance consumer customers; expanding product offering to meet the needs of deposit customers
  - Floating rate asset with double digit risk adjusted margins[1] is a strategic fit for Ally's liability sensitive balance sheet
- **Credit trends are consistent with broader industry, however more pronounced given portfolio composition**
  - Near-prime portfolio consisting of recent originations with limited benefit from better performing back-book; expect peak NCOs in mid 2024
  - Ongoing actions since mid 2022 to limit exposure while pricing for risk to preserve margins; heightened focus on collections staffing and effectiveness

Portfolio Composition

68% of portfolio consists of '21 – '23 originations


2023
15%
2022
26%
2021
27%
'20 and Prior
32%
4Q '23

Credit Tightening Actions

New
- Tightened risk scores and credit limits on new accts.
- Increased pricing at acquisition

Existing
- Pulled back on credit line increase programs
- Restarted credit line decrease program

$300M+ Total Risk Curtailment *(FY '23)*
$500M+ in '24

20% ↓ in new accounts *(FY '23)*
~30% run-rate heading into '24

Compelling Return Profile

as a % of avg. earning assets

Illustrative example

	Near Term	Normalized Losses
Gross revenue[2]	27%	27%
Annualized NCO %	13%	9%
Risk-adj. margin[1]	10%	14%
Pre-Tax ROA[3]	2%	5%

(1) Non-GAAP financial measure. See pages 35 - 37 for definitions.
(2) Gross revenue including interest income and fee revenue
(3) Net of all operating expenses excluding costs related to the 2021 acquisition of Fair Square including intangible amortization, and corporate allocations.

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4Q 2023 Preliminary Results

Ally Home & Invest

Deepening customer relationships and adapting to consumer preferences

- **Ally Home provides a best-in-class mortgage experience that enables Ally to deliver a frictionless, digital end-to-end experience in an innovative way**
  - Strategically positioned with a variable cost structure that allows us to maintain flexibility in different operating environments
  - Accommodative strategy to meet existing customer needs while balancing growth; 66% of DTC volume from existing depositors in 4Q '23
- **Ally Invest remains a compelling value proposition for customers who value low minimums and fees, a digital platform, and easy money movement between banking and investing**
  - $13 billion of deposit balances related to Invest customers
  - 89% of new account volume from existing depositors in 4Q '23

Ally Home (Mortgage)

Originations ($ in billions) | Launched 1Q'17

% of DTC originations from existing depositors


$1.0
$1.4
$2.9
$0.2
$0.2
More than 80% of 4Q '23 originations are conforming and held-for-sale
4Q 19
4Q 20
4Q 21
4Q 22
4Q 23

4Q 19	4Q 20	4Q 21	4Q 22	4Q 23
44%	52%	33%	56%	66%

Ally Invest (Brokerage & Advisory)

Net Customer Assets ($ in billions) | Acquired: 2Q'16

% of new brokerage accounts from existing depositors


$8
$14
$17
$13
$15
4Q 19
4Q 20
4Q 21
4Q 22
4Q 23

4Q 19	4Q 20	4Q 21	4Q 22	4Q 23
68%	70%	70%	72%	89%

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4Q 2023 Preliminary Results

Mortgage Finance

- **Mortgage pre-tax income of $24 million**
  - Noninterest expense down $7 million YoY, reflecting the benefit of variable cost structure
- **Direct-to-Consumer (DTC) originations of $224 million, reflective of current environment**
  - Less than 20% of loans retained on balance sheet
- **4Q '23 originations primarily from existing depositors, highlighting the strong customer value proposition**
  - 66% of DTC originations sourced from existing depositors
- **Continued focus on customer digital experience and operational efficiency**

		Inc / (Dec) v.	
Key Financials ($ millions)	**4Q 23**	**3Q 23**	**4Q 22**
Net financing revenue	$ 51	$ (2)	$ (4)
Total other revenue	3	(1)	1
Total net revenue	$ 54	$ (3)	$ (3)
Provision for credit losses	-	2	(1)
Noninterest expense[1]	30	(3)	(7)
Pre-tax income	$ 24	$ (2)	$ 5
Total assets (EOP)	$ 18,512	$ (233)	$ (1,017)
Mortgage Finance HFI Portfolio	**4Q 23**	**3Q 23**	**4Q 22**
Net Carry Value ($ billions)	$ 18.4	$ 18.6	$ 19.4
Wtd. Avg. LTV/CLTV[2]	52.2%	53.1%	54.6%
Refreshed FICO	782	782	781

Direct-to-Consumer Originations

($ billions)


$0.2
$0.2
$0.3
$0.3
$0.2
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Held-for-Investment Assets

($ billions)


$19.4
$19.2
$18.9
$18.6
$18.4
$9.1
$9.0
$8.9
$8.9
$8.8
DTC
$10.3
$10.2
$9.9
$9.8
$9.6
Bulk
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

See page 39 for footnotes.

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4Q 2023 Preliminary Results

Corporate Finance

- **Corporate Finance pre-tax income of $79 million**
  - Pre-tax income of $307 million in full-year 2023, highest since IPO
- **Consistently generating strong returns**
  - 25% return on equity in 2023 (24% avg. over last five years)
- **Held-for-investment loans of $10.9B, up 7% YoY**
  - Well diversified, high-quality, 100% first-lien, floating rate loans
  - Healthcare cashflow represents less than 1.5% of portfolio
  - CRE exposure of $1.3B is limited and performing well (no office CRE)
- **Solid credit performance over many years**
  - Criticized assets and non-accrual loans at historically low levels
  - ~30bps annual NCO rate since IPO; annual NCO rate of 7bps excluding healthcare cash flow business (discontinued in 2020)

Key Financials ($ millions)	4Q 23	Inc / (Dec) v. 3Q 23	Inc / (Dec) v. 4Q 22
Net financing revenue	$ 105	$ 8	$ 11
Other revenue	23	(1)	(2)
Total net revenue	128	7	9
Provision for credit losses	17	12	1
Noninterest expense [2]	32	-	(4)
Pre-tax income	$ 79	$ (5)	$ 12
Change in fair value of equity securities [3]	0	1	(0)
Core pre-tax income [1]	$ 79	$ (4)	$ 12
Total assets (EOP)	$ 11,212	$ 463	$ 668

Net Charge-Off History

~30bps annual NCO rate since 2014
(7bps excluding Healthcare Cashflow exposures)


-0.4%
-0.1%
0.0%
0.4%
0.1%
0.7%
0.6%
0.2%
0.6%
1.0%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Excl. Healthcare Cashflow

-0.5%	-0.2%	-0.1%	0.6%	0.1%	0.4%	0.0%	0.2%	0.0%	0.2%

Asset Quality Summary


10%
90%

Criticized Assets


1%
99%

Nonaccrual Loans

157%

Reserves as a % of Nonaccrual

(1) Non-GAAP financial measure. See pages 35 – 37 for definitions.
For additional footnotes see page 40.

ally do it right. | 26

4Q 2023 Preliminary Results Financial Outlook FY 2024 Net Interest Margin 3.25% - 3.30% | 3.40% - 3.50% (FY | Exit Rate) Incl. ↓ ~5 bps impact from pending sale of Ally Lending and Card curtailments Other Revenue ↑ 5 - 10% Average Earning Assets Flat YoY Net Charge Offs 1.4 - 1.5% | ~1.9% (Consolidated | Retail Auto) (1) Adj. Noninterest Expense ↓ more than 1% | ↑ less than 1% YoY (2) (Controllable | Total OPEX) (3) Tax Rate 18% Remain confident in medium term outlook 4% NIM, $6 EPS, mid-teens RoTCE (1) Non-GAAP financial measures. See pages 35 – 37 for definitions. (2) Defined as total operating expenses excluding FDIC fees and certain insurance expenses (losses and commissions). (3) Assumes statutory U.S. Federal tax rate of 21% 27

4Q 2023 Preliminary Results Strategic Priorities Focused execution on driving long-term value for all stakeholders Ensure culture remains aligned with relentless focus on customers, communities, employees, and shareholders Differentiate as a financial ally for our consumer and commercial customers Continue to grow and diversify by scaling existing businesses Constant evolution to maintain leading digital experiences and brand Driving disciplined risk management and accretive capital deployment Delivering sustainable, enhanced results, and value for ALL stakeholders 28

4Q 2023 Preliminary Results Supplemental 29

4Q 2023 Preliminary Results Supplemental Results By Segment GAAP to Core pre-tax income Walk Inc / (Dec) v. ($ millions) Segment Detail 2023 2022 4Q 23 3Q 23 4Q 22 2022 3Q 23 4Q 22 Automotive Finance $ 1 ,614 $ 2 ,250 $ 294 $ 377 $ 437 $ (6 36) $ (8 3) $ (143) Insurance 213 (38) 129 (16) 101 251 145 28 Dealer Financial Services $ 1,827 $ 2,212 $ 423 $ 361 $ 538 $ (3 85) $ 62 $ (115) Corporate Finance 307 282 79 84 67 25 (5) 12 Mortgage Finance 92 55 24 26 19 37 (2) 5 Corporate and Other (1,143) (207) (4 62) (2 43) (179) (936) (219) (2 83) Pre-tax income from continuing operations $1 ,083 $2 ,342 $ 64 $ 228 $ 445 $(1 ,259) $ (1 64) $ (3 81) (1) 48 42 13 12 11 7 0 2 Core OID (2) Change in fair value of equity securities (107) 215 (7 4) 56 (49) (3 22) (130) (2 5) (3) Repositioning and other 201 77 172 30 57 124 142 115 (1) $1 ,226 $ 2,676 $ 174 $ 326 $ 464 $(1 ,450) $ (152) $ (2 90) Core pre-tax income (1) Non-GAAP financial measure. See pages 35 – 37 for definitions. 30 For additional footnotes see page 40.

Supplemental
4Q 2023 Preliminary Results

Funding Profile Details

Funding Mix


8%
11%
6%
75%
7%
5%
3%
85%
6%
4%
1%
89%
6%
5%
1%
88%
6%
5%
1%
88%
Unsecured
FHLB / Other
Secured
Deposits
4Q 19
4Q 20
4Q 21
4Q 22
4Q 23

Note: Totals may not foot due to rounding.

Deposit Mix


9%
20%
71%
10%
25%
65%
10%
27%
63%
8%
28%
64%
8%
29%
63%
Brokered / Other
Retail CD
MMA/OSA/ Spend
4Q 22
1Q 23
2Q 23
3Q 23
4Q 23

Note: Other includes sweep deposits, mortgage escrow and other deposits. Totals may not foot due to rounding.

Unsecured Long-Term Debt Maturities[1]

($ billions)

Maturity Date	Weighted Avg. Coupon	Principal Amount Outstanding[2]
2024	4.48%	$ 1.45
2025	5.52%	$ 2.30
2026+[3]	6.56%	$ 6.84

(1) Excludes retail notes and perpetual preferred equity; as of 12/31/2023.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year.

Wholesale Funding Issuance

($ billions)


$13.3
$7.9
$5.4
$5.8
$4.9
$0.9
$6.5
$6.5
$7.3
$7.3
$4.2
$3.5
$0.8
$2.8
$2.8
$0.8
$0.8
$4.1
$2.4
$1.7
$3.0
$0.9
$2.1
Term ABS
Term Unsecured
2015
2016
2017
2018
2019
2020
2021
2022
2023

Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings. Excludes $2.35 billion of preferred equity issued in 2021. Totals may not foot due to rounding.

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4Q 2023 Preliminary Results Supplemental Corporate and Other ($ millions) Inc / (Dec) v. • Pre-tax loss of $462 million and Core pre-tax loss of Key Financials 4Q 23 3Q 23 4Q 22 (1) $284 million Net financing revenue $ (26) $ (20) $ (198) Total other revenue 49 14 - – Net financing revenue lower YoY driven by higher interest Total net revenue $ 23 $ (6) $ (198) expense Provision for credit losses 78 17 (19) Noninterest expense 407 196 104 – Provision expense lower YoY largely driven by release from Pre-tax income / (loss) $ (462) $ (219) $ (283) pending Ally Lending sale and slower portfolio growth in (1) Core OID 13 0 2 (2) unsecured Repositioning and other 172 142 115 (3) Change in fair value of equity securities (7) (17) (7) (1) • Total assets of $42 billion, relatively flat year over year Core pre-tax income / (loss) $ (284) $ (93) $ (173) Cash & securities $ 31,511 $ (444) $ (86) (4) Held for investment loans, net 2,045 (1,656) (990) (5) Assets of Operations, Held for sale 2,008 2,008 2,008 (6) Intercompany loan (619) (72) (202) (5) Other 7,292 (331) (124) Ally Financial Rating Details Total assets $ 42,237 $ (495) $ 606 LT Debt ST Debt Outlook Ally Invest 4Q 23 3Q 23 4Q 22 Net Funded Accounts (k) 523 524 518 Fitch BBB- F3 Stable Average Customer Trades Per Day (k) 23.4 24.9 27.1 Moody's Baa3 P-3 Negative Total Customer Cash Balances $ 1 ,454 $ 1 ,363 $ 1 ,757 S&P BBB- A-3 Stable Total Net Customer Assets $ 15,164 $ 13,981 $ 12,833 DBRS BBB R-2H Stable Ally Lending 4Q 23 3Q 23 4Q 22 Note: Ratings as of 12/31/2023. Our borrowing costs & access to the capital markets could be negatively Gross Originations $ 280 $ 382 $ 498 impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands. Held-for-investment Loans (EOP) $ - $ 2 ,206 $ 1 ,990 (5) Assets of Operations, Held for sale $ 2,008 $ - $ - Portfolio yield 9.9% 9.9% 10.4% NCO % 6.6% 5.3% 5.2% Ally Credit Card 4Q 23 3Q 23 4Q 22 Gross Receivable Growth (EOP) $ 118 $ 114 $ 172 Outstanding Balance (EOP) $ 1,990 $ 1,872 $ 1,599 NCO % 10.9% 8.4% 5.2% Active Cardholders (k) 1,222 1,199 1,042 (1) Non-GAAP financial measure. See pages 35 – 37 for definitions. 32 For additional footnotes see page 40.

4Q 2023 Preliminary Results Supplemental Interest Rate Risk (1) Net Financing Revenue Sensitivity Analysis ($ millions) 4Q 23 3Q 23 (2) (2) Change in interest rates Gradual Instantaneous Gradual Instantaneous -100 bps $ (96) $ (107) $ (111) $ (100) +100 bps $ 88 $ 3 $ 97 $ 101 Stable rate environment n/m $ 16 n/m $ 41 (1) Net financing revenue impacts reflect a rolling 12-month view. See page 38 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. Effective Hedge Notional (EoP) 33

4Q 2023 Preliminary Results Supplemental Deferred Tax Asset (1) Deferred Tax Asset 4Q 23 3Q 23 ($ millions) Gross DTA Valuation Net DTA Net DTA Balance Allowance Balance Balance Net Operating Loss (Federal) $ 8 $ - $ 8 $ 9 Tax Credit Carryforwards 500 (41) 459 242 State/Local Tax Carryforwards 287 (135) 152 189 Other Deferred Tax Assets / (Liabilities) 594 - 594 1,066 Net Deferred Tax Asset $ 1,389 $ (176) $ 1,213 $ 1,506 (1) GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Deferred Tax Asset / (Liability) Balances ($ millions) Net GAAP DTA Balance Disallowed DTA $1,506 $1,213 $1,071 $1,071 $1,009 $4 $4 $5 $5 $10 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 34

4Q 2023 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See pages 41 - 42 for calculation methodology and details. 3) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. See pages 47 - 48 for calculation details. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring and significant other one- time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 21 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment. 4) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business' expenses excluding nonrecurring items. See pages 47 - 48 for calculation methodology and details. 5) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. See pages 49 - 50 for calculation methodology and details. 6) Adjusted provision for credit losses is a non-GAAP financial measure that adjusts GAAP provision for credit losses for repositioning items. Management believes adjusted provision for credit losses is a helpful financial metric because it enables the reader to better understand the business’ expenses excluding nonrecurring items. See pages 49 – 50 for calculation methodology and details. 35

4Q 2023 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 7) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. See pages 43 - 44 for calculation methodology and details. 8) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. See pages 49 - 50 for calculation methodology and details. 9) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See pages 45 – 46 for calculation methodology and details. 10) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See pages 51 – 52 for calculation methodology and details. 11) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See pages 51 - 52 for calculation methodology and details. 12) Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue and subtracting GAAP noninterest expense then adding Core OID and repositioning expenses, excluding provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses. See pages 51 - 52 for calculation methodology and details. 13) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 49 – 50 for calculation methodology and details. 36

4Q 2023 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 14) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. See pages 45 – 46 for calculation details. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA. 15) Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income. 16) Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. See pages 51 – 52 for calculation methodology and details. 17) Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. See page 13 for calculation methodology and details. 18) Pre-provision net revenue (PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue then subtracting GAAP noninterest expense, excluding provision for credit losses. Management believes that PPNR is a helpful financial metric because it enables the reader to assess the business’ ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income. See pages 51 – 52 for calculation methodology and details. 19) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See pages 45 – 46 for calculation methodology and details. 37

4Q 2023 Preliminary Results Supplemental Notes on Other Financial Measures 1) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 2) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. 3) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 4) Estimated retail auto originated yield is a financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 5) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 6) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 7) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, amounts related to nonrecurring business transactions or pending transactions, and significant other one-time items. 8) U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans; Lease – new vehicle lease originations; Used – used vehicle loans; Growth – total originations from non-GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. (“Stellantis”) announced January 17, 2021, following completion of the merger of Peugeot S.A. (“Groupe PSA”) and Fiat Chrysler Automobiles N.V. (“FCA”) on January 16, 2021, the combined company was renamed Stellantis; Nonprime – originations with a FICO® score of less than 620 38

4Q 2023 Preliminary Results Supplemental Additional Notes Page – 5 | Purpose Driven Culture (1) Customers include on-balance sheet Auto, U.S. and Canadian Insurance, active Depositors, on-balance sheet Ally Home DTC Mortgage, Ally Lending, Ally Invest, and Ally Credit Card. (2) Ally Bank Customer Satisfaction Rate as of 4Q ’23. (3) Digital interactions represent the number of online and mobile logins YTD across consumer auto (excluding SmartAuction, Insurance and consumer asset management), Ally Credit Card, Ally Home, Ally Invest, Ally Lending and Deposits. Page – 19 | Auto Finance: Agile Market Leader (1) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following: • Super-prime 720+, Prime 620 – 719, Nonprime less than 620 (2) ‘Bank Floorplan Lender’ - Source: Company filings, including WFC and HBAN. (3) ‘Retail Auto Loan Outstandings’ - Source: Big Wheels Auto Finance Data 2022. (4) ‘#1 Dealer Satisfaction among Non-Captive Lenders with Sub-Prime Credit’ - Source: J.D. Power. (5) Non-OEM Franchised Dealers and Automotive Retailers primarily consist of public and large private, franchise-like, used retail dealer operations including Carvana, CarMax, EchoPark, Westlake, and other similar relationships. Page – 20 | Auto Finance (1) Noninterest expense includes corporate allocations of $288 million in 4Q 2023, $288 million in 3Q 2023, and $290 million in 4Q 2022. Page – 21 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $22 million in 4Q 2023, $26 million in 3Q 2023, and $24 million in 4Q 2022. (3) Change in fair value of equity securities impacts the Insurance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Page – 22 | Ally Bank: Deposit and Customer Trends (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. (2) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment Page – 25 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $19 million in 4Q 2023, $21 million in 3Q 2023, and $23 million in 4Q 2022. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. 39

4Q 2023 Preliminary Results Supplemental Additional Notes Page – 26 | Corporate Finance (2) Noninterest expense includes corporate allocations of $13 million in 4Q 2023, $14 million in 3Q 2023, and $13 million in 4Q 2022. (3) Change in fair value of equity securities impacts the Corporate Finance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Page – 30 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses. Page – 32 | Corporate and Other (2) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (4) HFI legacy mortgage portfolio and HFI Ally Credit Card portfolio 4Q ’23 and includes AFI Ally Lending in prior periods. (5) Amounts related to pending sale of Ally Lending. (6) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held-for-sale. 40

4Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted EPS – Annual Adjusted Earnings per Share ( Adjusted EPS ) FY 2023 FY 2022 FY 2021 FY 2020 FY 2019 FY 2018 FY 2017 Numerator ($ millions) GAAP net income attributable to common shareholders $ 910 $ 1,604 $ 3,003 $ 1,085 $ 1,715 $ 1,263 $ 929 Discontinued operations, net of tax 2 1 5 1 6 - (3) Core OID 48 42 38 36 29 86 71 Repositioning items 201 77 228 50 - - - Change in fair value of equity securities (107) 215 7 (29) (89) 121 - Tax on Core OID, repositioning items, & change in fair value of equity securities (tax rate 21% starting 1Q18, 35% starting 1Q16; 34% prior) (30) (70) (57) (1) 13 (43) (25) Significant discrete tax items (94) 61 (78) - (201) - 119 Core net income attributable to common shareholders [a] $ 930 $ 1,929 $ 3,146 $ 1,141 $ 1,472 $ 1,427 $ 1,091 Denominator Weighted-average common shares outstanding - (Diluted, thousands) [b] 305,135 318,629 365,180 377,101 395,395 427,680 455,350 Metric Adjusted EPS [a] / [b] $ 3.05 $ 6.06 $ 8.61 $ 3.03 $ 3.72 $ 3.34 $ 2.39 41

4Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted EPS – Quarterly Adjusted Earnings per Share ( Adjusted EPS ) QUARTERLY TREND 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 Numerator ($ millions) GAAP net income attributable to common shareholders $ 49 $ 269 $ 301 $ 291 $ 251 $ 272 $ 454 $ 627 $ 624 $ 683 $ 900 $ 796 $ 687 Discontinued operations, net of tax 1 - - 1 - 1 - - 6 - (1) - - Core OID 13 12 12 11 11 11 10 10 9 9 9 10 9 Repositioning Items 172 30 - - 57 20 - - 107 52 70 - - Change in fair value of equity securities (74) 56 (25) (65) (49) 62 136 66 (21) 65 (19) (17) (111) Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (23) (21) 3 11 (4) (20) (31) (16) (20) (26) (13) 1 21 Significant discrete tax items - (94) - - 61 - - - - - (78) - - Core net income attributable to common shareholders [a] $ 137 $ 252 $ 291 $ 250 $ 327 $ 346 $ 570 $ 687 $ 705 $ 782 $ 868 $ 790 $ 606 Denominator Weighted-average common shares outstanding - (Diluted, thousands) [b] 3 06,730 3 05,693 304,646 3 03,448 3 03,062 310,086 3 24,027 3 37,812 3 48,666 3 61,855 3 73,029 377,529 3 78,424 Metric GAAP EPS $ 0.16 $ 0.88 $ 0.99 $ 0.96 $ 0.83 $ 0.88 $ 1.40 $ 1.86 $ 1.79 $ 1.89 $ 2.41 $ 2.11 $ 1.82 Discontinued operations, net of tax 0.00 - - 0.00 - 0.00 - - 0.02 - (0.00) - - Core OID 0.04 0.04 0.04 0.04 0.04 0.03 0.03 0.03 0.03 0.03 0.02 0.03 0.02 Change in fair value of equity securities (0.24) 0.18 (0.08) (0.21) (0.16) 0.20 0.42 0.19 (0.06) 0.18 (0.05) (0.04) (0.29) Repositioning Items 0.56 0.10 - - 0.19 0.06 - - 0.31 0.14 0.19 - - Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (0.08) (0.07) 0.01 0.04 (0.01) (0.06) (0.09) (0.05) (0.06) (0.07) (0.03) 0.00 0.06 Significant discrete tax items - (0.31) - - 0.20 - - - - - (0.21) - - Adjusted EPS [a] / [b] $ 0.45 $ 0.83 $ 0.96 $ 0.82 $ 1.08 $ 1.12 $ 1.76 $ 2.03 $ 2.02 $ 2.16 $ 2.33 $ 2.09 $ 1.60 42

4Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS – Annual Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) FY 2023 FY 2022 FY 2021 FY 2020 FY 2019 FY 2018 FY 2017 Numerator ($ billions) GAAP shareholder's equity $ 13.8 $ 12.9 $ 17.1 $ 14.7 $ 14.4 $ 13.3 $ 13.5 Preferred equity (2.3) (2.3) (2.3) - - - - GAAP common shareholder's equity $ 11.4 $ 10.5 $ 14.7 $ 14.7 $ 14.4 $ 13.3 $ 13.5 Goodwill and identifiable intangibles, net of DTLs (0.7) (0.9) (0.9) (0.4) (0.5) (0.3) (0.3) Tangible common equity 10.7 9.6 13.8 14.3 1 4.0 13.0 1 3.2 Tax-effected Core OID balance (21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior) (0.6) (0.7) (0.7) (0.8) (0.8) (0.9) (0.9) Series G discount - - - - - - - Adjusted tangible book value [a] $ 10.1 $ 9.0 $ 13.1 $ 13.5 $ 13.1 $ 12.1 $ 12.3 Denominator Issued shares outstanding (period-end, thousands) [b] 302,459 299,324 337,941 374,674 374,332 404,900 437,054 Metric GAAP shareholder's equity per share $ 45.5 $ 43.0 $ 50.5 $ 39.2 $ 38.5 $ 32.8 $ 30.9 Preferred equity per share (7.7) (7.8) (6.9) - - - - GAAP common shareholder's equity per share $ 37.8 $ 35.2 $ 43.6 $ 39.2 $ 38.5 $ 32.8 $ 30.9 Goodwill and identifiable intangibles, net of DTLs per share (2.4) (3.0) (2.8) (1.0) (1.2) (0.7) (0.7) Tangible common equity per share 35.4 32.2 4 0.8 3 8.2 37.3 3 2.1 3 0.2 Tax-effected Core OID balance (21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior) per share (2.1) (2.2) (2.1) (2.2) (2.2) (2.1) (2.1) Adjusted tangible book value per share [a] / [b] $ 33.3 $ 30.0 $ 38.7 $ 36.1 $ 35.1 $ 29.9 $ 28.1 Calculated Impact to Adjusted TBVPS from CECL Day-1 1Q 20 Numerator ($ billions) Adjusted tangible book value $ 12.2 CECL Day-1 impact to retained earnings, net of tax 1.0 Adjusted tangible book value less CECL Day-1 impact [a] $ 13.3 Denominator Issued shares outstanding (period-end, thousands) [b] 373,155 Metric Adjusted TBVPS $ 32.8 CECL Day-1 impact to retained earnings, net of tax per share 2.7 Adjusted tangible book value, less CECL Day-1 impact per share [a] / [b] $ 35.5 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio. 43

4Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS – Quarterly Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) QUARTERLY TREND 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 Numerator ($ billions) GAAP shareholder's equity $ 13.8 $ 12.8 $ 13.5 $ 13.4 $ 12.9 $ 12.4 $ 14.0 $ 15.4 $ 17.1 $ 17.3 $ 17.5 $ 14.6 $ 14.7 less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) - - GAAP common shareholder's equity $ 11.4 $ 10.5 $ 11.2 $ 11.1 $ 10.5 $ 10.1 $ 11.7 $ 13.1 $ 14.7 $ 15.0 $ 15.2 $ 14.6 $ 14.7 Goodwill and identifiable intangibles, net of DTLs (0.7) (0.9) (0.9) (0.9) (0.9) (0.9) (0.9) (0.9) (0.9) (0.4) (0.4) (0.4) (0.4) Tangible common equity 10.7 9.6 10.3 10.2 9.6 9.2 10.7 12.2 13.8 14.6 14.8 14.2 14.3 Tax-effected Core OID balance (assumes 21% tax rate) (0.6) (0.6) (0.6) (0.7) (0.7) (0.7) (0.7) (0.7) (0.7) (0.7) (0.8) (0.8) (0.8) Adjusted tangible book value [a] $ 10.1 $ 9.0 $ 9.7 $ 9.5 $ 9.0 $ 8.5 $ 10.1 $ 11.5 $ 13.1 $ 13.9 $ 14.1 $ 13.4 $ 13.5 Denominator Issued shares outstanding (period-end, thousands) [b] 3 02,459 301,630 3 01,619 300,821 2 99,324 300,335 3 12,781 3 27,306 3 37,941 3 49,599 3 62,639 3 71,805 3 74,674 Metric GAAP shareholder's equity per share $ 45.5 $ 42.5 $ 44.9 $ 44.5 $ 43.0 $ 41.4 $ 44.7 $ 47.1 $ 50.5 $ 49.5 $ 48.3 $ 39.3 $ 39.2 less: Preferred equity per share 7 .7 7 .7 7 .7 7 .7 7 .8 7.7 7.4 7 .1 6 .9 6 .6 6 .4 - - GAAP common shareholder's equity per share $ 37.8 $ 34.8 $ 37.2 $ 36.7 $ 35.2 $ 33.7 $ 37.3 $ 40.0 $ 43.6 $ 42.8 $ 41.9 $ 39.3 $ 39.2 Goodwill and identifiable intangibles, net of DTLs per share (2.4) (2.9) (2.9) (3.0) (3.0) (3.0) (2.9) (2.8) (2.8) (1.1) (1.0) (1.0) (1.0) Tangible common equity per share 35.4 31.9 34.2 33.8 32.2 30.6 34.3 37.1 40.8 41.8 40.9 38.3 38.2 Tax-effected Core OID balance (assumes 21% tax rate) per share (2.1) (2.1) (2.1) (2.2) (2.2) (2.2) (2.2) (2.1) (2.1) (2.0) (2.1) (2.2) (2.2) Adjusted tangible book value per share [a] / [b] $ 33.3 $ 29.8 $ 32.1 $ 31.6 $ 30.0 $ 28.4 $ 32.2 $ 35.0 $ 38.7 $ 39.7 $ 38.8 $ 36.2 $ 36.1 Calculated Impact to Adjusted TBVPS from CECL Day-1 1Q 20 Numerator ($ billions) Adjusted tangible book value $ 12.2 CECL Day-1 impact to retained earnings, net of tax 1.0 Adjusted tangible book value less CECL Day-1 impact [a] $ 13.3 Denominator Issued shares outstanding (period-end, thousands) [b] 373,155 Metric Adjusted TBVPS $ 32.8 CECL Day-1 impact to retained earnings, net of tax per share 2.7 Adjusted tangible book value, less CECL Day-1 impact per share [a] / [b] $ 35.5 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio. 44

Supplemental

4Q 2023 Preliminary Results

GAAP to Core Results: Core ROTCE – Annual

Core Return on Tangible Common Equity ("Core ROTCE")		FY 2023	FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017
Numerator ($ millions)								
GAAP net income attributable to common shareholders		$ 910	$ 1,604	$ 3,003	$ 1,085	$ 1,715	$ 1,263	$ 929
Discontinued operations, net of tax		2	1	5	1	6	-	(3)
Core OID		48	42	38	36	29	86	71
Repositioning items		201	77	228	50	-	-	-
Change in fair value of equity securities		(107)	215	7	(29)	(89)	121	-
Tax on Core OID & change in fair value of equity securities *(tax rate 21% starting in 1Q18, 35% prior)*		(30)	(70)	(57)	(1)	13	(43)	(25)
Significant Discrete tax items & other		(94)	61	(78)	-	(201)	-	119
Core net income attributable to common shareholders	[a]	$ 930	$ 1,929	$ 3,146	$ 1,141	$ 1,472	$ 1,427	$ 1,091
Denominator (Average, $ billions)								
GAAP shareholder's equity		$ 13.3	$ 14.3	$ 16.2	$ 14.1	$ 13.8	$ 13.4	$ 13.4
Preferred equity		2.3	2.3	1.4	-	-	-	-
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.9)	(0.9)	(0.5)	(0.4)	(0.4)	(0.3)	(0.3)
Tangible common equity		$ 10.1	$ 11.1	$ 14.4	$ 13.7	$ 13.5	$ 13.1	$ 13.1
Core OID balance		(0.8)	(0.9)	(1.0)	(1.0)	(1.1)	(1.1)	(1.2)
Net deferred tax asset ("DTA")		(1.2)	(0.8)	(0.5)	(0.1)	(0.2)	(0.4)	(0.7)
Normalized common equity	[b]	$ 8.1	$ 9.4	$ 12.9	$ 12.6	$ 12.2	$ 11.6	$ 11.2
Core Return on Tangible Common Equity	[a] / [b]	11.5%	20.5%	24.3%	9.1%	12.0%	12.3%	9.8%

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Supplemental

4Q 2023 Preliminary Results

GAAP to Core Results: Core ROTCE – Quarterly

Core Return on Tangible Common Equity ("Core ROTCE")

		QUARTERLY TREND												
		4Q 23	3Q 23	2Q 23	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20
Numerator ($ millions)														
GAAP net income attributable to common shareholders		$ 49	$ 269	$ 301	$ 291	$ 251	$ 272	$ 454	$ 627	$ 624	$ 683	$ 900	$ 796	$ 687
Discontinued operations, net of tax		1	-	-	1	-	1	-	-	6	-	(1)	-	-
Core OID		13	12	12	11	11	11	10	10	9	9	9	10	9
Repositioning Items		172	30	-	-	57	20	-	-	107	52	70	-	-
Change in fair value of equity securities		(74)	56	(25)	(65)	(49)	62	136	66	(21)	65	(19)	(17)	(111)
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(23)	(21)	3	11	(4)	(20)	(31)	(16)	(20)	(26)	(13)	1	21
Significant discrete tax items & other		-	(94)	-	-	61	-	-	-	-	-	(78)	-	-
Core net income attributable to common shareholders	[a]	$ 137	$ 252	$ 291	$ 250	$ 327	$ 346	$ 570	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606
Denominator (Average, $ billions)														
GAAP shareholder's equity		$ 13.3	$ 13.2	$ 13.5	$ 13.1	$ 12.6	$ 13.2	$ 14.7	$ 16.2	$ 17.2	$ 17.4	$ 16.1	$ 14.7	$ 14.4
less: Preferred equity		(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(1.2)	-	-
GAAP common shareholder's equity		$ 11.0	$ 10.9	$ 11.1	$ 10.8	$ 10.3	$ 10.9	$ 12.4	$ 13.9	$ 14.8	$ 15.1	$ 14.9	$ 14.7	$ 14.4
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.8)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.7)	(0.4)	(0.4)	(0.4)	(0.4)
Tangible common equity		$ 10.2	$ 10.0	$ 10.2	$ 9.9	$ 9.4	$ 10.0	$ 11.4	$ 13.0	$ 14.2	$ 14.7	$ 14.5	$ 14.3	$ 14.0
Core OID balance		(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(1.0)	(1.0)	(1.0)
Net deferred tax asset ("DTA")		(1.4)	(1.3)	(1.1)	(1.1)	(1.2)	(1.1)	(0.8)	(0.4)	(0.6)	(0.9)	(0.6)	(0.1)	(0.1)
Normalized common equity	[b]	$ 8.0	$ 7.9	$ 8.4	$ 8.0	$ 7.4	$ 8.0	$ 9.8	$ 11.7	$ 12.7	$ 12.9	$ 13.0	$ 13.1	$ 12.9
Core Return on Tangible Common Equity	[a] / [b]	6.9%	12.9%	13.9%	12.5%	17.6%	17.2%	23.2%	23.6%	22.1%	24.2%	26.7%	24.1%	18.7%

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4Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted Efficiency Ratio – Annual Adjusted Efficiency Ratio FY 2023 FY 2022 FY 2021 FY 2020 FY 2019 FY 2018 FY 2017 Numerator ($ millions) GAAP noninterest expense $ 5,163 $ 4,687 $ 4,110 $ 3,833 $ 3,429 $ 3,264 $ 3,110 Rep and warrant expense - - - 0 (0) 3 0 Insurance expense (1,332) (1,150) (1,061) (1,092) (1,013) (955) (950) Repositioning items (217) (77) - (50) - - - Adjusted noninterest expense for efficiency ratio [a] $ 3,614 $ 3,460 $ 3,049 $ 2,691 $ 2,416 $ 2,312 $ 2,160 Denominator ($ millions) Total net revenue $ 8,214 $ 8,428 $ 8,206 $ 6,686 $ 6,394 $ 5,804 $ 5,765 Core OID 48 42 38 36 29 86 71 Insurance revenue (1,545) (1,112) (1,404) (1,376) (1,328) (1,035) (1,118) Repositioning items - - 131 - - - - Adjusted net revenue for efficiency ratio [b] $ 6,717 $ 7,358 $ 6,970 $ 5,346 $ 5,095 $ 4,855 $ 4,718 Adjusted Efficiency Ratio [a] / [b] 53.8% 47.0% 43.7% 50.3% 47.4% 47.6% 45.8% 47

4Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted Efficiency Ratio – Quarterly Adjusted Efficiency Ratio QUARTERLY TREND 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 Numerator ($ millions) GAAP noninterest expense $ 1,416 $ 1,232 $ 1,249 $ 1,266 $ 1,266 Rep and warrant expense - - - - - Insurance expense (321) (338) (358) (315) (286) Repositioning items (187) (30) - - (57) Adjusted noninterest expense for efficiency ratio [a] $ 908 $ 864 $ 891 $ 951 $ 923 Denominator ($ millions) Total net revenue $ 2,067 $ 1,968 $ 2,079 $ 2,100 $ 2,201 Core OID 13 12 12 11 11 Repositioning items - - - - - Insurance revenue (450) (322) (366) (407) (387) Adjusted net revenue for the efficiency ratio [b] $ 1,630 $ 1,658 $ 1,725 $ 1,704 $ 1,825 Adjusted Efficiency Ratio [a] / [b] 55.7% 52.1% 51.7% 55.8% 50.6% 48

Supplemental

4Q 2023 Preliminary Results

Non-GAAP Reconciliation: Core Income – Annual

($ millions)	FY 2023				FY 2022				FY 2021			
	GAAP	Core OID & Repositioning Items	Change in fair value of equity securities	Non-GAAP (1)	GAAP	Core OID & Repositioning Items	Change in fair value of equity securities	Non-GAAP (1)	GAAP	Core OID & Repositioning Items	Change in fair value of equity securities	Non-GAAP (1)
Consolidated Ally												
Net financing revenue	$ 6,201	$ 48	$ -	6,249	$ 6,850	$ 42	$ -	6,892	$ 6,167	$ 38	$ -	$ 6,205
Total other revenue	2,013	-	(107)	1,906	1,578	-	215	1,793	2,039	131	7	2,177
Provision for loan losses	1,968	(16)	-	1,984	1,399	-	-	1,399	241	(97)	-	144
Noninterest expense	5,163	217	-	4,946	4,687	77	-	4,610	4,110	-	-	4,110
Pre-tax income from continuing operations	**$ 1,083**	**$ 250**	**$ (107)**	**$ 1,226**	**$ 2,342**	**$ 119**	**$ 215**	**$ 2,676**	**$ 3,855**	**$ 265**	**$ 7**	**$ 4,128**
Corporate / Other												
Net financing revenue	$ 115	$ 48	$ -	$ 163	$ 982	$ 42	$ -	$ 1,024	$ 467	$ 38	$ -	$ 505
Total other revenue	144	-	3	147	100	-	1	101	221	131	1	353
Provision for loan losses	301	(16)	-	285	317	-	-	317	151	(97)	-	54
Noninterest expense	1,101	217	-	884	972	77	-	895	723	-	-	723
Pre-tax income from continuing operations	**$ (1,143)**	**$ 250**	**$ 3**	**$ (859)**	**$ (207)**	**$ 119**	**$ 1**	**$ (87)**	**$ (186)**	**$ 265**	**$ 1**	**$ 81**
Insurance												
Premiums, service revenue earned and other	$ 1,284	$ -	$ -	$ 1,284	$ 1,166	$ -	$ -	$ 1,166	$ 1,129	$ -	$ -	$ 1,129
Losses and loss adjustment expenses	422	-	-	422	280	-	-	280	261	-	-	261
Acquisition and underwriting expenses	910	-	-	910	870	-	-	870	800	-	-	800
Investment income and other	261	-	(110)	151	(54)	-	210	156	275	-	10	285
Pre-tax income from continuing operations	**$ 213**	**$ -**	**$ (110)**	**$ 103**	**$ (38)**	**$ -**	**$ 210**	**$ 172**	**$ 343**	**$ -**	**$ 10**	**$ 353**
Corporate Finance												
Net financing revenue	$ 397	$ -	$ -	$ 397	$ 334	$ -	$ -	$ 334	$ 308	$ -	$ -	$ 308
Total other revenue	104	-	(1)	103	122	-	4	126	128	-	(4)	124
Provision for loan losses	52	-	-	52	43	-	-	43	38	-	-	38
Noninterest expense	142	-	-	142	131	-	-	131	116	-	-	116
Pre-tax income from continuing operations	**$ 307**	**$ -**	**$ (1)**	**$ 306**	**$ 282**	**$ -**	**$ 4**	**$ 286**	**$ 282**	**$ -**	**$ (4)**	**$ 278**

(1) Non-GAAP line items walk to Core pre-tax income, a Non-GAAP financial measure that adjusts pre-tax income. See pages 35 – 37 for definitions.

Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.

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4Q 2023 Preliminary Results Supplemental Non-GAAP Reconciliation: Core Income – Quarterly ($ millions) 4Q 23 3Q 23 4Q 22 Change in fair Change in fair Change in fair (1) (1) (1) GAAP Core OID value of equity Repositioning GAAP Core OID value of equity Repositioning GAAP Core OID value of equity Repositioning Non-GAAP Non-GAAP Non-GAAP securities securities securities Consolidated Ally Net financing revenue $ 1,493 $ 13 $ - $ - 1,506 $ 1,533 $ 12 $ - $ - 1 ,545 $ 1,674 $ 11 $ - $ - 1,685 Total other revenue 574 - (74) - 500 435 - 56 - 491 527 - (49) - 478 Provision for credit losses 587 - - (16) 603 508 - - - 508 490 - - - 490 Noninterest expense 1,416 - - 187 1 ,229 1,232 - - 30 1 ,202 1,266 - - 57 1,209 Pre-tax income $ 64 $ 13 $ (74) $ 172 $ 174 $ 228 $ 12 $ 56 $ 30 $ 326 $ 445 $ 11 $ (49) $ 57 $ 464 Corporate / Other Net financing revenue $ (26) $ 13 $ - $ - $ (13) $ (6) $ 12 $ - $ - $ 6 $ 172 $ 11 $ - $ - $ 183 Total other revenue 49 - (7) - 42 35 - 10 - 45 49 - (0) - 49 Provision for credit losses 78 - - (16) 94 61 - - - 61 97 - - - 97 Noninterest expense 407 - - 187 220 211 - - 30 181 303 - - 57 246 Pre-tax income $ (462) $ 13 $ (7) $ 172 $ (284) $ (243) $ 12 $ 10 $ 30 $ (191) $ (179) $ 11 $ (0) $ 57 $ (111) Insurance Premiums, service revenue earned and other $ 339 $ - $ - $ - $ 339 $ 324 $ - $ - $ - $ 324 $ 305 $ - $ - $ - $ 305 Losses and loss adjustment expenses 93 - - - 93 107 - - - 107 63 - - - 63 Acquisition and underwriting expenses 228 - - - 228 231 - - - 231 223 - - - 223 Investment income and other 111 - (67) - 44 (2) - 46 - 44 82 - (49) - 33 Pre-tax income $ 129 $ - $ (67) $ - $ 62 $ (16) $ - $ 46 $ - $ 30 $ 101 $ - $ (49) $ - $ 52 Corporate Finance Net financing revenue $ 105 $ - $ - $ - $ 105 $ 97 $ - $ - $ - $ 97 $ 94 $ - $ - $ - $ 94 Total other revenue 23 - 0 - 23 24 - (0) - 24 25 - 0 - 25 Provision for credit losses 17 - - - 17 5 - - - 5 16 - - - 16 Noninterest expense 32 - - - 32 32 - - - 32 36 - - - 36 Pre-tax income $ 79 $ - $ 0 $ - $ 79 $ 84 $ - $ (0) $ - $ 84 $ 67 $ - $ 0 $ - $ 67 (1) Non-GAAP line items walk to Core pre-tax income, a Non-GAAP financial measure that adjusts pre-tax income. See pages 35 – 37 for definitions. Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 50

Supplemental

4Q 2023 Preliminary Results

Non-GAAP Reconciliations – Annual

Net Financing Revenue (ex. Core OID)

($ millions)		FY 2023	FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017
GAAP Net Financing Revenue	[x]	$ 6,201	$ 6,850	$ 6,167	$ 4,703	$ 4,633	$ 4,390	$ 4,221
Core OID		48	42	38	36	29	86	71
Net Financing Revenue (ex. Core OID)	[a]	$ 6,249	$ 6,892	$ 6,205	$ 4,739	$ 4,662	$ 4,476	$ 4,292

Adjusted Other Revenue

($ millions)		FY 2023	FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017
GAAP Other Revenue	[y]	$ 2,013	$ 1,578	$ 2,039	$ 1,983	$ 1,761	$ 1,414	$ 1,544
Accelerated OID & repositioning items		-	-	131	-	-	-	-
Change in fair value of equity securities		(107)	215	7	(29)	(89)	121	-
Adjusted Other Revenue	[b]	$ 1,906	$ 1,793	$ 2,177	$ 1,954	$ 1,672	$ 1,535	$ 1,544

Adjusted NIE (ex. Repositioning)

($ millions)		FY 2023	FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017
GAAP Noninterest Expense	[z]	$ 5,163	$ 4,687	$ 4,110	$ 3,833	$ 3,429	$ 3,264	$ 3,110
Repositioning		217	77	-	50	-	-	-
Adjusted NIE (ex. Repositioning)	[c]	$ 4,946	$ 4,610	$ 4,110	$ 3,783	$ 3,429	$ 3,264	$ 3,110

Core Pre-Provision Net Revenue

($ millions)		FY 2023	FY 2022	FY 2021	FY 2020	FY 2019	FY 2018	FY 2017
Pre-Provision Net Revenue	[x]+[y]-[z]	3,051	3,741	4,096	2,853	2,965	2,540	2,655
Core Pre-Provision Net Revenue	[a]+[b]-[c]	$ 3,209	$ 4,075	$ 4,271	$ 2,909	$ 2,905	$ 2,747	$ 2,726

Adjusted Total Net Revenue

($ millions)								
Adjusted Total Net Revenue	[a]+[b]	$ 8,155	$ 8,685	$ 8,381	$ 6,692	$ 6,334	$ 6,011	$ 5,836

Original issue discount amortization expense

	ANNUAL TREND						
($ millions)	2023	2022	2021	2020	2019	2018	2017
GAAP original issue discount amortization expense	$ 61	$ 53	$ 49	$ 49	$ 42	$ 101	$ 90
Other OID	(13)	$ (11)	(11)	(13)	(13)	(15)	(20)
Core original issue discount (Core OID) amortization expense	$ 48	$ 42	$ 38	$ 36	$ 29	$ 86	$ 71

Outstanding original issue discount balance

	ANNUAL TREND						
($ millions)	2023	2022	2021	2020	2019	2018	2017
GAAP outstanding original issue discount balance	$ (831)	$ (882)	$ (923)	$ (1,064)	$ (1,100)	$ (1,135)	$ (1,235)
Other outstanding OID balance	39	40	40	37	37	43	57
Core outstanding original issue discount balance (Core OID balance)	$ (793)	$ (841)	$ (883)	$ (1,027)	$ (1,063)	$ (1,092)	$ (1,178)

Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.

ally do it right. | 51

4Q 2023 Preliminary Results Supplemental Non-GAAP Reconciliations – Quarterly Net Financing Revenue (ex. Core OID) QUARTERLY TREND ($ millions) 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 GAAP Net Financing Revenue [x] $ 1,493 $ 1,533 $ 1,573 $ 1,602 $ 1,674 $ 1,719 $ 1,764 $ 1,693 $ 1,654 $ 1 ,594 $ 1 ,547 $ 1,372 $ 1,303 Core OID 13 12 12 11 11 11 10 10 9 9 9 10 9 Net Financing Revenue (ex. Core OID) [a] $ 1,506 $ 1,545 $ 1,585 $ 1,613 $ 1,685 $ 1 ,730 $ 1,774 $ 1,703 $ 1 ,663 $ 1 ,603 $ 1 ,556 $ 1,382 $ 1 ,312 Adjusted Other Revenue QUARTERLY TREND ($ millions) 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 GAAP Other Revenue [y] $ 574 $ 435 $ 506 $ 498 $ 527 $ 297 $ 312 $ 442 $ 545 $ 391 $ 538 $ 565 $ 678 Accelerated OID & repositioning items - - - - - - - - 9 52 70 - - Change in fair value of equity securities (74) 56 (25) (65) (49) 62 136 66 (21) 65 (19) (17) (111) Adjusted Other Revenue [b] $ 500 $ 491 $ 481 $ 433 $ 478 $ 359 $ 448 $ 508 $ 533 $ 507 $ 588 $ 548 $ 567 Adjusted NIE (ex. Repositioning) QUARTERLY TREND ($ millions) 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 GAAP Noninterest Expense [z] $ 1,416 $ 1,232 $ 1,249 $ 1,266 $ 1,266 $ 1,161 $ 1,138 $ 1,122 $ 1,090 $ 1,002 $ 1 ,075 $ 943 $ 1,023 Repositioning 187 30 - - 57 20 - - - - - - - Adjusted NIE (ex. Repositioning) [c] $ 1,229 $ 1,202 $ 1,249 $ 1,266 $ 1,209 $ 1 ,141 $ 1 ,138 $ 1 ,122 $ 1,090 $ 1 ,002 $ 1 ,075 $ 943 $ 1,023 Core Pre-Provision Net Revenue QUARTERLY TREND ($ millions) 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 Pre-Provision Net Revenue [x]+[y]-[z] 651 736 830 834 935 855 938 1,013 1,109 983 1,010 994 958 Core Pre-Provision Net Revenue [a]+[b]-[c] $ 777 $ 834 $ 817 $ 781 $ 954 $ 948 $ 1,084 $ 1 ,088 $ 1,107 $ 1 ,108 $ 1 ,070 $ 987 $ 856 Adjusted Total Net Revenue ($ millions) Adjusted Total Net Revenue [a]+[b] $ 2,006 $ 2,036 $ 2,066 $ 2,047 $ 2,163 $ 2 ,089 $ 2 ,222 $ 2,210 $ 2 ,197 $ 2 ,110 $ 2 ,145 $ 1 ,930 $ 1,879 Original issue discount amortization expense QUARTERLY TREND ($ millions) 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 GAAP original issue discount amortization expense $ 16 $ 15 $ 15 $ 15 $ 14 $ 13 $ 13 $ 13 $ 12 $ 12 $ 12 $ 12 $ 13 Other OID (3) (3) (3) (3) (3) (3) (2) (3) (3) (3) (3) (3) (3) Core original issue discount (Core OID) amortization expense $ 13 $ 12 $ 12 $ 11 $ 11 $ 11 $ 10 $ 10 $ 9 $ 9 $ 9 $ 10 $ 9 Outstanding original issue discount balance QUARTERLY TREND ($ millions) 4Q 23 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 GAAP outstanding original issue discount balance $ (831) $ (847) $ (863) $ (878) $ (882) $ (888) $ (901) $ (911) $ (923) $ (929) $ (983) $ (1,052) $ (1,064) Other outstanding OID balance 39 42 45 48 40 36 39 37 40 29 32 34 37 Core outstanding original issue discount balance (Core OID balance) $ (793) $ (806) $ (818) $ (830) $ (841) $ (852) $ (863) $ (873) $ (883) $ (900) $ (952) $ (1,018) $ (1,027) Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 52